UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): April 2, 2009

KeyOn Communications Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-136487	74-3130469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11742 Stonegate Circle Omaha, Nebraska	68164
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (402) 998-4000

(Former name or former address, if changed since last report)

       Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Amendment of a Material Definitive Agreement.

On February 8, 2008, the Company entered into a Business Loan Agreement and Promissory Note with Sun West Bank (the “Loan”), pursuant to which we obtained a loan in the principal amount of up to $4,500,000.00. This loan is evidenced by a promissory note bearing interest at a variable rate equal to 2.5 percentage points above the prime rate of Sun West Bank, with a current interest rate equal to seven and one quarter (7.25%) per annum. In addition, each of Jerome Snyder, our Chairman, Jonathan Snyder, our President and Chief Executive Officer and Barry Becker, a stockholder (together, the “Guarantors”), entered into a Commercial Guaranty (together, the “Guarantees”), pursuant to which they personally guaranteed full and punctual payment of all of our obligations arising under the Loan. The Loan matured by its terms on February 8, 2009.

On March 27, 2009, we entered into an extension of the Loan, pursuant to which we obtained a one-hundred and twenty (120) day extension of the Loan until June 4, 2009 (the “Extension”). As consideration for the Extension, the Company agreed to pay renewal and documentation fees of $1,200.00. All other terms and conditions of the Loan remained the same.

Item 9.01.	Financial Statements and Exhibits .

Exhibits

10.1	Change in Terms Agreement, executed on March 27, 2009, by and between KeyOn Communications Holdings, Inc. and Sun West Bank.
10.2	Consent of Guarantor(s) executed on March 27, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEYON COMMUNICATIONS HOLDINGS, INC.

	By:	/s/ Jonathan Snyder
Dated: April 2, 2009		Name: Jonathan Snyder
Title: Chief Executive Officer